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                            Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022


November 22, 1995


The Board of Trustees
Mitchell Hutchins/
  Kidder, Peabody Investment Trust III
1285 Avenue of the Americas
New York, New York  10019

Gentlemen:


We have acted as counsel to Mitchell Hutchins/Kidder, Peabody Investment Trust III, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), in connection with the preparation of Post-Effective Amendment No. 4 to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "Registration Statement"), relating to the offer and sale of an indefinite number of Class B shares of beneficial interest, par value $.001 per share (the "Shares") of PaineWebber Small Cap Growth Fund (the "Fund"), a series of the Trust.

We have examined copies of the Trust's Declaration of Trust, as amended (the "Trust Agreement"), the Trust's By-Laws as amended, the Registration Statement, all votes adopted by the Trust's Board of Trustees at a duly constituted meeting of the Board of Trustees on August 30, 1995, and other records and documents that we have deemed necessary for the purpose of rendering the opinion expressed below. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for that opinion.

In our examination of the materials described above, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Trust and others. As to matters governed by the laws of The Commonwealth of Massachusetts, we have relied on the opinion of Messrs.


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The Board of Trustees
Mitchell Hutchins/
  Kidder, Peabody Investment Trust III
November 22, 1995
Page -2-

Bingham, Dana & Gould dated the same date as this opinion and a copy of which is attached to this opinion.

Based upon and subject to the foregoing, please be advised that it is our opinion that:

1. The Trust is duly organized and existing under the Trust Agreement and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

2. The Shares, when issued and sold in accordance with the Registration Statement, the Trust Agreement and the Trust's By-Laws, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for the Trust's obligations.


We consent to the filing of this letter as an exhibit to the Registration Statement, to the reference to us in the Statement of Additional Information forming part of the Registration Statement and to the filing of this letter as an exhibit to any application made by or on behalf of the Trust or any distributor or dealer in connection with the registration or qualification of the Trust or the Shares under the securities laws of any state or other jurisdiction.

Very truly yours,

/s/Willkie Farr & Gallagher



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                             BINGHAM, DANA & GOULD
                               150 Federal Street
                          Boston, Massachusetts 02110


                                                               November 22, 1995

Willkie Farr & Gallagher
One Citicorp Center
153 East 53rd Street
New York, New York  10022-4667

         Re:  Mitchell Hutchins/Kidder, Peabody
                Investment Trust III

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Mitchell Hutchins/Kidder, Peabody Investment Trust III, a Massachusetts business trust (the "Trust"), in connection with post-effective amendment number 4 (the "Amendment") to the Trust's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the "Commission") on or about November 22, 1995 (as proposed to be amended, the "Registration Statement"), with respect to an indefinite number of Class A, Class B, Class C and Class Y shares of beneficial interest, par value $.001 per share (the "Shares"), of PaineWebber Small Cap Growth Fund (the "Fund"), a separate series of the Trust. You have requested that we deliver this opinion to you, as special counsel to the Trust, for use by you in connection with your opinion to the Trust with respect to the Shares.

     In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate dated November 20, 1995 of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

          (b) a copy of the Trust's Declaration of Trust as amended;

          (c) a copy of the Trust's Establishment and Designation of Classes (the "Designation");

          (d) a Certificate executed by an appropriate officer of the Trust, certifying as to the Trust's


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Willkie Farr & Gallagher
November 22, 1995
Page -2-

     Declaration of Trust, Designation and By-Laws, and certain resolutions adopted by the Trustees of the Trust; and

          (e) a printer's proof draft dated November 15, 1995 of the Amendment.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Amendment as filed with the Commission will be in substantially the form referred to in paragraph (e) above.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Trust is duly organized and existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

     2. The Shares, when issued and sold in accordance with the Registration Statement and the Trust's Declaration of Trust and By-Laws, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for the Trust's obligations.


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Willkie Farr & Gallagher
November 22, 1995
Page -3-

     We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares, to the reference to our name in the Registration Statement under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ BINGHAM, DANA & GOULD